                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant /X/

     Filed by a party other than the registrant / /

     Check the appropriate box:


     / / Preliminary proxy statement     / / Confidential, for Use of the

                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))


     /X/ Definitive proxy statement


     / / Definitive additional materials

     / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                               MOLEX INCORPORATED
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
                               MOLEX INCORPORATED
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):


     / / $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
or Item 22(a)(2) of Schedule 14A.


     / / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------


     /X/ Fee paid previously with preliminary materials.


--------------------------------------------------------------------------------

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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

MOLEX INCORPORATED
2222 WELLINGTON COURT
LISLE, ILLINOIS 60532
708/969-4550

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                OCTOBER 20, 1995

To the Stockholders of
MOLEX INCORPORATED

     Notice is hereby given that the annual meeting of the stockholders of Molex Incorporated, a Delaware corporation, will be held at the Corporation Headquarters located at 2222 Wellington Court, Lisle, Illinois, on Friday, October 20, 1995 at 10:00 a.m. Central Daylight Savings Time for the following purposes:

     1. To elect the board of nine directors for the ensuing year.

     2. To consider a proposal to approve an amendment to the Certificate of Incorporation increasing the number of authorized shares of Common Stock and Class A Common Stock.

     3. To consider a proposal to approve an amendment and restatement of The 1990 Molex Incorporated Executive Stock Bonus Plan.

     4. To transact such other business as may properly come before the meeting, or any adjournment or adjournments thereof.

     The Board of Directors has fixed the close of business on August 25, 1995 as the record date for determination of the stockholders entitled to notice of and to vote at the meeting, and only stockholders of record at the close of business on said date will be entitled to notice of and to vote at the meeting. A list of all stockholders entitled to vote is on file at the principal executive offices of the Company, 2222 Wellington Court, Lisle, Illinois 60532.

     A proxy, proxy statement and the Annual Report of Molex Incorporated are enclosed with this notice. The Annual Report is not part of the proxy soliciting materials.

     Regardless of whether or not you plan to attend the meeting, it is important that your shares are represented and voted. Accordingly, you are requested to complete and sign the enclosed proxy and return it in the enclosed envelope.

September 18, 1995

                                      By Order of the Board Directors
                                          MOLEX INCORPORATED

                                           (SIG)

                                       Louis A. Hecht, Secretary

                               MOLEX INCORPORATED
                             2222 Wellington Court
                             Lisle, Illinois 60532

                       ---------------------------------

                                PROXY STATEMENT
                       ---------------------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                          To be Held October 20, 1995

                                                              September 18, 1995

                     SOLICITATION AND REVOCATION OF PROXIES

     The proxy that accompanies this proxy statement is being solicited by and on behalf of the Board of Directors of MOLEX INCORPORATED ("Molex") for use at the Annual Meeting of Stockholders to be held on Friday, October 20, 1995, at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders and at any adjournment or adjournments thereof. Any stockholder giving a proxy has the power to revoke it at any time prior to its exercise by executing a subsequent proxy, by notifying the Corporate Secretary of Molex of such revocation in a written notice received by him at the above address prior to the Annual Meeting of Stockholders or by attending the Annual Meeting of Stockholders and voting in person. This Proxy Statement and form of proxy are first being mailed to stockholders on or about September 18, 1995.

     In addition to solicitation of proxies by mail, certain officers, directors and regular employees of Molex, none of whom will receive additional compensation therefor, may solicit proxies by telephone, telegram, telecopier or by personal contacts. All expenses in connection with the solicitation, including postage, printing, handling and the actual expenses incurred by brokerage houses, custodians, nominees and fiduciaries in forwarding proxy material to beneficial owners, will be paid by Molex.

                    VOTING RIGHTS AND SECURITIES OUTSTANDING

     Molex has three classes of common stock. They are Common Stock, par value $.05 per share ("Common Stock"), Class A Common Stock, par value $.05 per share ("Class A Common Stock"), and Class B Common Stock, par value $.05 per share ("Class B Common Stock"). The holders of Common Stock and Class B Common Stock are entitled to one vote per share upon each matter submitted to the vote of the stockholders and, subject to conditions set forth in greater detail below, vote separately as a class as to all matters except the election of the Board of Directors. With respect to the election of directors, the holders of Common Stock and Class B Common Stock vote together as a class. The holders of Class A Common Stock have no voting rights except as otherwise required by law or under circumstances set forth in greater detail below.

     Only voting stockholders of record at the close of business on August 25, 1995 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting of Stockholders or any adjournment thereof. As of the close of business on the Record Date, there were outstanding


               40,167,202    shares of Common Stock
               40,513,362    shares of Class A Common Stock
                   94,255    shares of Class B Common Stock



     On August 2, 1995, the Board of Directors declared a 25% stock dividend paid on September 15, 1995 to stockholders of record as of August 25, 1995. All stock figures (and shares prices) appearing hereinafter have been adjusted to reflect that stock dividend. The unadjusted outstanding share figures of the Common Stock and the Class A Common Stock set forth above are the actual numbers that will be entitled to vote at the Annual Meeting of Stockholders. Giving effect to the stock dividend, the number of shares that would have been outstanding as of the Record Date if the stock dividend had been distributed on that date were



               50,230,119    shares of Common Stock
               50,639,983    shares of Class A Common Stock
                   94,255    shares of Class B Common Stock


     A majority of the outstanding shares of Common Stock and Class B Common Stock will constitute a quorum at the meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are counted as votes against a proposal in tabulations of the votes cast on proposals presented to stockholders, whereas broker non-votes are not counted for purposes for determining whether a proposal has been approved.

     When electing directors, the holders of the shares of Common Stock and the holders of the shares of Class B Common Stock have non-cumulative voting rights. This means that the holders of a majority of shares of the Common Stock and Class B Common Stock taken together, represented and entitled to vote at a meeting where a quorum is present can elect all of the directors if they choose to do so. In such an event, the holders of the remaining shares will not be able to elect any person or persons to the Board of Directors.

     Subject to certain conditions, all matters, other than the election of directors, submitted to a vote of all the stockholders must be approved separately by both the holders of a majority of the shares of the Common Stock entitled to vote and present in person or by proxy, voting as a class, and by the holders of a majority of the shares of the Class B Common Stock entitled to vote and present in person or by proxy, voting as a class. The right of the Class B Common stockholders to vote separately as a class is subject to applicable law and for so long as at least 50% of the authorized shares of the Class B Common Stock are outstanding. As of the Record Date, 64.5% of the authorized shares of Class B Common Stock were outstanding.

     Under certain circumstances, Class A Common Stock would have voting rights. Under Delaware General Corporation Law, any amendments to Molex's Certificate of Incorporation changing the number of authorized shares of any class, changing the par value of the shares of any class, or altering or changing the powers, preferences, or special rights of the shares of any class so as to adversely affect them, including the Class A Common Stock, would require the separate approval of the class so affected, as well as the approval of all classes entitled to vote thereon, voting together. Class A Common Stock would automatically convert into Common Stock on a share-for-share basis any time upon the good faith determination by Molex's Board of Directors that either of the following events has occurred: (i) the aggregate number of outstanding shares of Common Stock and Class B Common Stock together is less than 10% of the aggregate number of outstanding shares of Common Stock, Class B Common Stock and Class A Common Stock together; or (ii) any person or group, other than one or more members of the Krehbiel Family (as defined in Molex's Certificate of Incorporation), becomes or is the beneficial owner of a majority of the outstanding shares of Common Stock.

       SECURITY OWNERSHIP OF MANAGEMENT AND OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth any outstanding equity securities of Molex beneficially owned as of the Record Date by each director, nominee for director, the named executive officers listed in the Summary Compensation Table, all directors, nominees and executive officers as a group and all other persons who are known to Molex to be the beneficial owner of more than five percent of any class of voting securities. The persons named hold sole voting and investment power with respect to the shares of equity securities listed below, unless otherwise indicated.

     The amounts set forth in the following table reflect all of the stock dividends declared and issued to stockholders to date.


                                                                                                         PERCENT OF
      NAME AND ADDRESS          NUMBER OF          NATURE OF          CLASS OF        PERCENT OF         ALL VOTING
     OF BENEFICIAL OWNER          SHARES           OWNERSHIP           STOCK           CLASS(A)       SECURITIES(A)(B)
-----------------------------  ------------     ---------------    --------------     -----------     ----------------
F. A. Krehbiel(c)                   43,622      Direct             Common
2222 Wellington Ct.             20,590,978      Indirect(d)        Common
Lisle, IL                          996,282      Trustee(e)(f)      Common
                                    10,593      Option(a)          Common
                                     1,918      Spouse(f)          Common                 2.1%
                                   41,949.5     Direct             Class B Common
                                     5,103      Trustee(e)(f)      Class B Common        49.9%
                                   580,028      Direct             Class A Common
                                 1,001,392      Trustee(e)(f)      Class A Common
                                     1,870      Spouse(f)          Class A Common         3.1%               2.2%
J. H. Krehbiel, Jr.(c)              44,947      Direct             Common
2222 Wellington Ct.             20,590,978      Indirect(d)        Common
Lisle, IL                            1,993      Option(a)          Common
                                   684,778      Trustee(f)(g)      Common
                                   499,118      Trustee(e)(f)      Common
                                   148,987      Custodian(f)(h)    Common
                                     1,885      Spouse(f)          Common                 2.8%
                                   41,949.5     Direct             Class B Common
                                     2,551      Trustee(e)(f)      Class B Common
                                     2,552      Trustee(f)(g)      Class B Common        49.9%
                                 3,494,775      Direct             Class A Common
                                   680,666      Trustee(f)(g)      Class A Common
                                   501,678      Trustee(e)(f)      Class A Common
                                   147,855      Custodian(f)(h)    Class A Common
                                     1,837      Spouse(f)          Class A Common         9.5%               2.8%
F. L. Krehbiel(c)                      233      Direct             Common
                                   228,047      Trust(f)(g)        Common
                                   166,161      Trust(e)(f)        Common
                                     1,365      Option(a)          Common                    *
                                       851      Trust(f)(g)        Class B Common
                                       850      Trust(e)(f)        Class B Common            *
                                   226,888      Trust(f)(g)        Class A Common
                                   167,226      Trust(e)(f)        Class A Common            *                  *
Krehbiel Limited                20,590,978      Direct(d)          Common                41.0%              40.9%
  Partnership(c)(d)
2222 Wellington Ct.
Lisle, IL
G. Tokuyama                         44,474      Direct             Common
                                    20,749      Option(a)          Common
                                        38      Spouse(f)          Common                    *
                                    32,601      Direct             Class A Common
                                        38      Spouse(f)          Class A Common            *                  *
W. W. Fichtner                       7,336      Direct             Common
                                     7,470      Option(a)          Common                    *
                                     7,323      Direct             Class A Common            *                  *
J. J. King                          41,237      Direct             Common
                                       288      Joint Tenancy      Common
                                        88      Spouse(f)          Common
                                    27,486      Option(a)          Common                    *
                                    36,416      Direct             Class A Common
                                       288      Joint Tenancy      Class A Common
                                        40      Spouse(f)          Class A Common            *                  *
Lewis E. Platt                      30,663      Direct             Common
                                    18,256      Option(a)          Common                    *
                                     7,238      Direct             Class A Common            *                  *

                                                                                                         PERCENT OF
      NAME AND ADDRESS          NUMBER OF          NATURE OF          CLASS OF        PERCENT OF         ALL VOTING
     OF BENEFICIAL OWNER          SHARES           OWNERSHIP           STOCK           CLASS(A)       SECURITIES(A)(B)
-----------------------------  ------------     ---------------    --------------     -----------     ----------------
Robert J. Potter                    17,300      Direct             Common
                                    18,256      Option(a)          Common                    *
                                    12,041      Direct             Class A Common            *                  *
Edgar D. Jannotta(i)                29,781      Direct             Common
                                     4,474      Option(a)          Common                    *
                                    23,922      Direct             Class A Common
                                     9,765      Retiremt Acct      Class A Common            *                  *
Donald G. Lubin                        195      Direct             Common
                                     1,366      Retiremt Acct      Common                    *
                                     2,695      Direct             Class A Common
                                     1,952      Retiremt Acct      Class A Common            *                  *
Masahisa Naitoh                        250      Direct             Common                    *                  *
Michael J. Birck                         0                                                   *                  *
All Directors and Executive     23,370,229      (f)                Common
  Officers as a group,             206,136      Option(a)          Common                46.7%
  comprising 19 persons,            94,105      (f)                Class B Common        99.8%
  including those listed         6,630,162      (f)                Class A Common        13.1%              46.8%
  above


----------------------------
 *  Denotes less than 1% of the outstanding shares.


(a) Shares of Common Stock subject to stock options which may be exercised within 60 days of the Record Date. For the purpose of computing the percent of class owned by officers and directors individually and as a group, the shares that could be acquired within said 60 day period have been deemed to be outstanding as to that individual or group regardless of whether they are actually outstanding.


(b) In the election of directors, each holder of Common Stock or Class B Common Stock is entitled to one vote for each share registered in his or her name without distinction as to class of stock. Class A Common Stock is generally nonvoting. See "Voting Rights and Securities Outstanding."


(c) J. H. Krehbiel, Jr. and F. A. Krehbiel are brothers. F. L. Krehbiel is the son of J. H. Krehbiel, Jr. who with his father and uncle collectively comprise the "Krehbiel Family". As of the Record Date, the Krehbiel Family exercises voting power with respect to 23,026,699 shares of Common Stock (45.8% of the number outstanding); 94,105 shares of Class B Common Stock (99.8% of the number outstanding); and 23,120,804 shares of all the voting securities (45.9% of the number outstanding). In addition, the Krehbiel Family beneficially owns 6,410,101 shares of Class A Common Stock representing 12.7% of the outstanding shares of this class of stock.


(d) J. H. Krehbiel, Jr., F. A. Krehbiel and a trust for which they are the trustees are each general partners and limited partners of the Krehbiel Limited Partnership (the "Partnership") and share the power to vote and dispose of shares held by the Partnership. Pursuant to the Partnership agreement, all voting of the Partnership shares must be done with the unanimous consent of the partners. For purposes of computing the percent of a class or the percent of all voting securities owned by individual members of the Krehbiel Family, the shares of the Partnership have not been included.

(e) F. A. Krehbiel and J. H. Krehbiel, Jr. own these shares of Common Stock, Class A Common Stock and Class B Common Stock as trustee under various trusts for the benefit of their respective children including F. L. Krehbiel. They exercise voting and investment power as to the shares held in these trusts.

(f) Certain shares have been reported, which are included in the table above, as owned by members of a household or as held in the capacity of trustee or custodian. As to these shares, the persons above expressly disclaim beneficial ownership and/or personal beneficial interest therein. For purposes of computing the percent of class or the percent of all voting securities, the shares held by a trustee or custodian have not been included as being owned by an individual beneficiary, but have been included as being owned by the trustee or custodian who exercises voting power.

(g) These shares are held in voting trusts for the benefit of the children of J.
    H. Krehbiel, Jr. including F. L. Krehbiel. J. H. Krehbiel, Jr. exercises voting and investment power as to these shares.

(h) These shares are held for the benefit of the children of F. A. Krehbiel. J.
    H. Krehbiel, Jr. exercises voting and investment power as to these shares.

(i) William Blair & Company has served as Molex's investment banking advisor and has been a market maker for the Common Stock for a number of years. The shares of the Common Stock and Class A Common Stock shown above as owned by Mr. Jannotta do not include shares held by William Blair & Company in its trading account, in its capacity as a market maker, or over which William Blair & Company has voting or investment power in its capacity as a fiduciary.

                               BOARD OF DIRECTORS

     During the last fiscal year, there were four meetings of the full Board of Directors.

COMMITTEES OF THE BOARD OF DIRECTORS

     Molex has three committees of the Board of Directors. They are the Compensation Committee, the Audit Committee and the Executive Committee. Molex does not have a standing Nominating Committee.

     The Compensation Committee consists of three outside directors who have the authority to approve the compensation of the executive officers of Molex. Compensation includes base salary, cash bonus, and any awards and grants under stock bonus or option plans. The Compensation Committee had one meeting and agreed to two Unanimous Written Consents during the fiscal year just ended.

     The Audit Committee is comprised of three directors, two of whom are not employees of Molex. The Audit Committee oversees the creation and implementation of internal policy and controls and is responsible for the hiring of the outside independent auditors and the review of their findings. During the last fiscal year, there was one meeting of the Audit Committee.

     The Executive Committee presently is comprised of two directors and was formed in order to act between meetings of the full Board of Directors. The Executive Committee operates according to a set of By-Laws which have been adopted by the full Board of Directors and which limit the authorized actions of the Executive Committee. The Executive Committee customarily acts by Unanimous Written Consents and had no regularly scheduled or special meetings during the last fiscal year.

DIRECTORS' COMPENSATION

     Each director who is not a salaried officer of Molex receives compensation at the rate of $29,000 per year for serving as a director, $1,500 for attending a regular or special board meeting plus all expenses associated with attending such meeting. In addition, each outside director receives an automatic non-discretionary stock option grant under The 1991 Molex Incorporated Incentive Stock Option Plan (the "1991 Plan") as of the date of the Annual Stockholders' Meeting during the term of the 1991 Plan with an exercise price equal to the fair market value of the Common Stock on the date of grant. Each option generally has a five year term and becomes exercisable in four equal annual installments. The number of shares subject to the option granted to each outside director is 200 multiplied by the number of years of service or fraction thereof. The amount of shares increases to 500 multiplied by the number of years of service or fraction thereof, if the following two financial conditions are met for the fiscal year ended immediately prior to the grant:

        (1) Molex's net profits (after taxes) are at least ten percent (10%) of the net sales revenue; and

        (2) Molex's net sales revenue increased at least one and one-half (1.5) times the "Worldwide Growth" of the general connector market as compared to the previous year's net sales revenue. For purposes of determining the Worldwide Growth, one or more outside independent connector consultants are chosen by the disinterested directors.

     Notwithstanding the foregoing, the number of shares subject to the option granted to each outside director under the 1991 Plan cannot exceed 3,000 shares or an amount whose fair market value on the date of grant is $100,000. Because the 1991 Plan's financial goals were achieved for the fiscal year just ended, the number of shares subject to the option that will be granted to the outside directors with respect to such year will be determined by multiplying 500 by the number of years of service or fraction thereof.

     Each director is eligible to participate in The Molex Incorporated Deferred Compensation Plan under which he may elect to defer all or a portion of the following year's compensation. A participant may elect to have the amount deferred (1) accrue interest during each calendar quarter at a rate equal to the average six month Treasury Bill rate in effect at the beginning of each calendar quarter, or (2) credited as stock "units" whereby each unit is equal to one share of Common Stock. Upon termination of service as a director, the accumulated amount is distributed in a lump sum. At the time of distribution, any stock units are converted into cash by multiplying the number of units by the fair market value of the stock as of the payment date.

                                    ITEM 1:

                             ELECTION OF DIRECTORS

     The annual election of the Board of nine directors will take place at the Annual Meeting of Stockholders. Each director will serve for the ensuing year until the next annual meeting of stockholders, or until his successor shall be elected and shall qualify.

     The voting persons named in the enclosed proxy intend to nominate and vote in favor of the election of the persons named below unless authorization is withheld. If any of the nominees becomes unavailable for election, votes will be cast for the election of such other person or persons as the proxy holders, in their judgment, may designate. No circumstances are presently known which would render any of the nominees named herein unavailable.

     The following information is provided with respect to the nominees for election to the Board of Directors:

F. A. KREHBIEL(a)--Chairman and Chief Executive Officer of Molex(b).
  Director since 1972(c) and member of the Executive Committee. Age 54. Elected Vice Chairman and Chief Executive Officer in 1988 and Chairman of the Board of Directors in 1993. Mr. Krehbiel serves on the Board of Directors of Tellabs, Inc., Northern Trust Corp., A. M. Castle & Co and Nalco Chemical Company.

J. H. KREHBIEL, JR.(a)--President of Molex(b).
  Director since 1966(c) and member of the Executive Committee. Age 58. Elected President in 1975.

LEWIS E. PLATT--Chairman, President and Chief Executive Officer of Hewlett-Packard Company (computers and electronics).
  Director since 1981 and member of the Audit Committee. Age 54. Mr. Platt has been associated with Hewlett-Packard Company since 1966. In 1985, he became Executive Vice President, in 1992, he was elected President and Chief Executive Officer, and, in 1993, he became Chairman of the Board of Directors. Mr. Platt serves on the Board of Directors of Hewlett-Packard Company and Pacific Telesis Group.

ROBERT J. POTTER--President, R. J. Potter Company (business consulting).
  Director since 1981 and member of the Compensation Committee. Age 62. Prior to founding R. J. Potter Company in 1989, Dr. Potter was President and CEO of Datapoint Corporation (local area networks, video teleconferencing and computer systems) from 1987-1989.

EDGAR D. JANNOTTA--Investment banker and Partner of William Blair & Company (securities and investment banking).
  Director since 1986 and member of the Audit Committee. Age 64. In 1959, Mr. Jannotta joined William Blair & Company, serving as Managing Partner from 1977 to 1994. He serves on the Board of Directors of AAR Corp., Bandag, Incorporated, Oil-Dri Corporation of America, Safety-Kleen Corp., Aon Corporation and Commonwealth Edison Co.

F. L. KREHBIEL(a)--Engineering Manager, Automotive Business Unit, Commercial Products Division -- U.S. Operations of Molex.
  Director since November 1993 and member of the Audit Committee. Age 30. Mr. Krehbiel has worked as a design engineer in the Engineering Department of the Automotive Business Unit since 1988 and was promoted to Engineering Manager in 1993.

DONALD G. LUBIN--Partner and Chairman of Sonnenschein Nath & Rosenthal (private law practice).
  Director since 1994. Age 61. Mr. Lubin joined Sonnenschein Nath & Rosenthal in 1957. He has been a partner since 1964 and Chairman since 1991. Sonnenschein Nath & Rosenthal is one of Molex's principal outside law firms and has performed services on behalf of Molex for more than five years. Mr. Lubin serves on the Board of Directors of McDonald's Corporation.

MASAHISA NAITOH--Senior Advisor for The Institute of Energy Economics, Japan (private think tank) and Advisor for The Sanwa Bank Limited (Tokyo) (global financial institution)
  Director since June of 1995 and member of the Compensation Committee since July 1995. Age 57. During the last 5 years, Mr. Naitoh has been associated with various Japanese government agencies and companies and other academic and associations around the world. Currently, Mr. Naitoh serves as: Senior Associate, Center for Strategic and International Studies (Washington, D.C.); Professional Fellow, Columbia University Business School (NY); and Senior Associate, Cambridge Energy Research Associates (Boston).

MICHAEL J. BIRCK--President and Chief Executive Officer of Tellabs, Inc. (telecommunications equipment)
  Director since August 1995. Age 57. Mr. Birck is a founder of Tellabs, Inc. and has been its President and Chief Executive Officer since its inception in 1975. He serves on the Board of Directors of Tellabs, Inc., Duplex Products, Inc. and USF&G Corporation.
----------------------------

 (a) F. A. Krehbiel and J. H. Krehbiel, Jr. are brothers and F. L. Krehbiel is the son of J. H. Krehbiel, Jr.
     (collectively the "Krehbiel Family"). The members of the Krehbiel Family may be considered "control persons" of
     Molex. Other than the Krehbiel Family, no director or executive officer has any family relationship with any other director or executive officer.
 (b) These nominees hold positions as directors and/or officers of one or more of the subsidiaries of Molex. Only the principal positions are set forth.
 (c) Includes period served as a director of Molex's predecessor.

                                    ITEM 2:

                    PROPOSAL TO APPROVE AN AMENDMENT TO THE
                          CERTIFICATE OF INCORPORATION


     The Board of Directors has recommended the adoption of an amendment to the Certificate of Incorporation of Molex which will increase the authorized Common Stock and the authorized Class A Common Stock from 60,000,000 shares for each class to 100,000,000 for each class. As of August 25, 1995, 50,230,119 shares of Molex Common Stock and 50,639,983 shares of Molex Class A Common Stock would have been outstanding had the August 25, 1995 stock dividend been distributed on that date.



     Since March of 1983, Molex has declared seven stock dividends which have resulted in the issuance of over 37,500,000 additional shares of Common Stock and over 50,000,000 additional shares of Class A Common Stock. This has proven beneficial to stockholders and the investment community by increasing the number of shares available for trading at a reduced price and thereby providing a base for increased distribution in a broadened market. Other shares have been issued in connection with employee stock benefit plans and acquisitions.


     The Board of Directors believes that the proposed increase in the authorized shares of Common Stock and Class A Common Stock is desirable to enhance Molex's flexibility in connection with possible future actions such as stock dividends or splits, acquisitions, adoption of stock option or similar employee benefit plans, the funding of capital and operating expenditures or other corporate purposes. The future issuance of any newly authorized stock, if any, would be authorized by resolution of the Board of Directors without further approval of the stockholders. At this time, no specific use for the increased shares is contemplated.

     The additional Common Stock and Class A Common Stock would be authorized subject to the same voting rights which now apply and which are discussed above under the caption "VOTING RIGHTS AND

SECURITIES OUTSTANDING." As provided for in the Board of Directors resolution, the first paragraph of the FOURTH Section of the Certificate of Incorporation of Molex will be amended to read as follows:

     "(1) COMMON STOCK: The total number of shares of common stock which the corporation shall have authority to issue is two hundred million one hundred forty-six thousand seventy-eight (200,146,078) shares, consisting of: (i) one hundred million (100,000,000) shares of Common Stock, par value $.05 per share (the "Common Stock"), subject to paragraph E of this Article FOURTH, (ii) one hundred million (100,000,000) shares of Class A Common Stock, par value $.05 per share (the "Class A Common Stock"), subject to paragraph E of this Article FOURTH, and (iii) one hundred forty-six thousand seventy-eight (146,078) shares of Class B Common Stock, par value $.05 per share (the "Class B Common Stock")."

     Adoption of the foregoing amendment requires the affirmative vote of the holders of a majority of the Common Stock voting as a class and of the Class B Common Stock voting as a class. If adopted, the proposed amendment will become effective upon the filing of a Certificate of Amendment as required by the Delaware General Corporation Law.

     YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL. The enclosed Proxy will be voted for the proposal unless a contrary specification is made.

                                    ITEM 3:

            PROPOSAL TO APPROVE AN AMENDMENT AND RESTATEMENT OF THE
               1990 MOLEX INCORPORATED EXECUTIVE STOCK BONUS PLAN

     On October 26, 1990, the stockholders approved The Molex Incorporated 1990 Executive Stock Bonus Plan (the "Plan") which provides for the awarding of a bonus in the form of shares of Common Stock (the "Stock") and a cash tax offset bonus to executive officers of Molex for a fiscal year in which certain financial performance goals specified in the Plan (the "Performance Goals") are achieved. Upon the recommendation of the Compensation Committee (the "Committee"), the Board of Directors unanimously approved an amendment and restatement of the Plan (the "Restatement") effective July 29, 1995, subject to the approval of the Restatement by stockholders at the next regularly scheduled annual meeting.

SUMMARY OF AND REASONS FOR CHANGES

     The following is a brief summary of the principal differences between the Plan as currently in effect and the proposed Restatement. In particular, the Restatement includes the following changes:

     1. Modifies the provisions regarding the setting and achievement of the Performance Goals which trigger the potential awarding of stock and tax offset bonuses under the Plan;

     2. Provides an absolute dollar limit to the value of the bonus that can be awarded to any recipient for any given fiscal year; and

     3. Contains certain other clarifications or immaterial modifications of Plan provisions.

     The principal reason for the Restatement is to ensure that the value of any award under the Plan to any one person in any fiscal year satisfies the requirements for an exemption from Section 162(m) of the Internal Revenue Code. Pursuant to Section 162(m) the allowable federal income tax deduction that a company may take for compensation paid or accrued with respect to certain executive officers is limited to $1,000,000 per year (the "162(m) Limit"). Certain types of compensation are exempted from the 162(m) Limit, including "performance-based compensation."

     Among the requirements that must be satisfied in order for compensation under a plan to qualify as "performance-based compensation" exempt from the 162(m) Limit are:

     (i) The compensation must be paid solely on account of the attainment of one or more preestablished, objective performance goals.

     (ii) The performance goals must by established by a committee of "outside" directors not later than 90 days after commencement of the services for which the compensation is paid, provided that the outcome is substantially uncertain.

     (iii) The material terms of the performance goal must be approved by the stockholders.

     (iv) The plan must include either the maximum amount of compensation to be paid or the formula used to calculate such amount.

     (v) The performance goals and the maximum value of an award for a fiscal year must be subject to calculation by a third party having knowledge of the relevant facts.

     (vi) The maximum value of the total compensation that can be awarded within a taxable year must be set in absolute terms.

     The Plan, as currently in effect, does not expressly include the maximum absolute dollar value that can be awarded to a participant in a given year. In addition, certain of the Performance Goals are modified so that an independent third party can more easily determine whether the Performance Goals for a fiscal year have been satisfied.

SUMMARY OF THE MATERIAL FEATURES OF THE RESTATEMENT

     The material features of the Restatement are summarized below. This summary is qualified in its entirety by reference to the full text of the Restaurant, a copy of which is attached to this Proxy Statement as Appendix A.

PURPOSE OF THE PLAN

     The purpose of the Plan is to advance the interest of Molex by encouraging and enabling the acquisition of a larger personal financial interest in Molex by those executive officers upon whose judgment and efforts Molex is largely dependent for the successful conduct of its operations. In particular, it is Molex's object to reward executive officers in years in which the Performance Goals have been achieved. It is also a purpose of the Plan to assist Molex in retaining its executive officers.

SCOPE OF THE PLAN

     Awards under the Plan include both shares of Stock and a cash tax offset bonus. Any award is contingent upon the achievement of the Performance Goals discussed in greater detail hereinafter.

SHARES UNDER THE PLAN

     The aggregate number of shares of Stock reserved and authorized for issuance under the Plan is 976,562.5. If any distribution of Stock is forfeited or canceled for any reason, the forfeited or canceled shares of Stock shall be available for future awards under the Plan. In addition, the Board of Directors may increase the amount of shares at any time during the term of the Plan without stockholder approval to an amount not to exceed 1,953,125 shares of Stock.

     The aggregate number of shares reserved for issuance under the Plan are subject to adjustment to reflect certain subsequent Stock changes, including a Stock dividend, Stock split, reorganization, recapitalization, combination of shares, merger or consolidation. The Committee is authorized to make equitable adjustments to such amounts in the event that there is any change in the number or kind of outstanding shares of Stock. In accordance with the Plan, the foregoing authorized shares of Stock reserved for issuance under the Plan have been adjusted from the number of shares approved by the stockholders in 1990 to reflect three 25% Stock dividends paid to stockholders of record as of November 9, 1992, November 7, 1994 and August 25, 1995.

ELIGIBLE PARTICIPANTS IN THE PLAN

     Only executive officers employed by Molex during the entire fiscal year are eligible to receive an award under the Plan. As of August 31, 1995, there were twelve (12) executive officers who are eligible to participate in the Plan.

ADMINISTRATION OF THE PLAN

     The Plan is administered by a Committee (the "Committee") of at least three members who qualify as "outside directors" for purposes of Section 162(m) and who are "disinterested persons" for purposes of Rule 16b-3 under the Securities Act of 1934. The members of the Committee are appointed by the Board of Directors of Molex. The Plan presently is administered by the Compensation Committee made up of "outside directors" within the meaning of Section 162(m) and "disinterested persons" under Rule 16b-3. Subject to the terms of the Plan, the Committee has complete authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it and to make all other determinations necessary or advisable for the administration of the Plan.

     Subject to the terms of the Plan, the Committee, in its sole discretion, determines within 90 days of the beginning of each fiscal year (while the outcome of the Performance Goals is substantially uncertain) the executive officers to whom an award shall be granted and the amount of such award if the Performance Goals are achieved for that fiscal year. In making such determinations, the Committee may take into account the nature of the services rendered by the executive officer, his present and potential contribution to Molex's success and such other factors as it deems relevant.

FINANCIAL PERFORMANCE GOALS

     Net Profit Goal. No award may be given under the Plan for a fiscal year if the effect of such an award would be to lower Molex's net profit (after taxes) as a percent of net sales revenue below ten percent (10%).

     Sales Growth Goal. In addition, Molex's net sales revenue growth must have exceeded fifteen percent (15%) as compared to the previous year or two times the worldwide connector market growth. Under the changes included in the Restatement, the independent source of the data to determine the worldwide connector market growth must be set by the Committee within the first 90 days of a fiscal year while achievement of the Performance Goals is substantially uncertain.

     For the fiscal year just ended, Molex achieved a net sales revenue growth of 24.2% and a net profit margin (after taxes) of 10.4%, after taking into consideration the awarding of a bonus under this Plan. Accordingly, both Performance Goals were achieved and, therefore, the executive officers of Molex received awards under the Plan.

AWARD OF SHARES

     Subject to the limitations below, the Committee during the first 90 days of a fiscal year (while the outcome of the Performance Goals is substantially uncertain) shall determine the maximum amount which an executive officer may receive in Stock should the Performance Goals be achieved for that fiscal year. Even if the Performance Goals are achieved, there is no compulsion that the actual awards be made. That is, the Committee has the authority and discretion to lower the amount that may be awarded to a particular individual (including no shares) if the Performance Goals are achieved.

     The number of shares that can be awarded is dependent upon the amount of the award established by the Committee and the price of the Stock at the end of the fiscal year to which the bonus relates. The number of shares is determined by dividing that dollar value by the closing price of the Stock as of the close of trading on the last day of the fiscal year.


     Because any Stock awarded under the Plan is a bonus, no payment is required from the recipient. At the close of trading on August 31, 1995, the fair market value of the Stock was $34.40 per share.


LIMITATION OF THE NUMBER OF SHARES OF STOCK AWARDED

     If the Performance Goals are met, no one person can receive an amount of Stock whose fair market value at the end of the fiscal year to which the bonus relates is greater than

     - fifty percent (50%) of his or her base salary should the net sales revenue growth equal twenty percent (20%) or greater; or

     - twenty five percent (25%) of his or her base salary should the net sales revenue growth exceed either fifteen percent (15%) but not reach twenty percent (20%) or two times the worldwide connector market growth.

TAX OFFSET BONUS

     In order to encourage an executive officer to maintain the ownership of the Stock awarded under the Plan, the Committee at the time it determines the maximum amount of a Stock bonus award may also, in its sole discretion, award a cash tax offset bonus in order to defray all or a portion of the tax consequences of the award. The amount of the tax offset bonus cannot exceed 100% of the aggregate fair market value of the Stock awarded to an executive officer valued as of the end of the fiscal year to which the bonus relates. The Committee has the authority and discretion to lower the amount of the tax offset bonus awarded (including to $0) if the Performance Goals are achieved.

DISTRIBUTION OF BONUS

     Awards granted under the Plan (both shares of Stock and cash) are distributable in four equal annual installments commencing with the first July following the fiscal year for which the award was granted. In order to be eligible to receive a bonus installment, the executive officer must be employed by Molex or any of its subsidiaries on the June 30 just preceding the distribution. If the executive officer is not employed then that installment and all subsequent installments shall be forfeited. Notwithstanding the foregoing, an executive officer shall be entitled to receive distribution of all remaining bonus installments 30 days after death, disablement, retirement after age 65, or termination of employment due to a change in control of the company. See Section
6.3 of Appendix A for the definition of "change in control of the company".

OVERALL DOLLAR LIMITATION

     Notwithstanding anything else in the Plan, the Restatement now provides that no recipient can receive for any given fiscal year an award under the Plan (value of Stock as of the end of such fiscal year plus cash tax offset bonus) that exceeds $1,000,000.

AMENDMENTS

     The Board of Directors may amend or modify any part of the Plan without stockholder approval except for increasing the number of shares authorized for issuance under the Plan beyond 1,953,125 shares of Stock (subject to adjustment as described in the Plan), the Performance Goals and the individual maximum award limitations.

IMPACT TO MOLEX FINANCIAL STATEMENTS

     Molex will recognize compensation expense in the fiscal year to which the bonus relates even though the distribution may occur in later fiscal years. The amount of expense is equal to the aggregate fair market value of all the Stock awarded as measured at the end of the fiscal year to which the bonus relates plus the total cash tax offset bonus, if any. The awards which were made this year are reflected in the Summary Compensation Table found in this Proxy Statement under the heading entitled "Bonus".

FEDERAL INCOME TAX IMPLICATIONS OF THE PLAN

     The following is a brief summary of the principal U.S. federal tax implications of awards under the Plan. This summary is not intended to be exhaustive and does not describe state, local or foreign tax laws.

     Under present federal income tax law and regulations, the awarding of a Stock bonus and tax offset bonus will not be a taxable event for the recipient. The recipient will recognize ordinary income only when the Stock and cash is actually distributed. The amount of ordinary income equals the fair market value of the Stock on the date of distribution plus any cash received. The amount of income that is taxable to a recipient upon the distribution of an award will be subject to applicable withholding of federal, state, and local income taxes and social security taxes. Molex will be entitled to an equal tax deduction in the fiscal year of distribution.

     The federal income tax basis in any shares acquired by a recipient through an award of a Stock bonus will be the fair market value of such shares on the date of distribution. Upon subsequent disposition the difference between the sales price and the fair market value of shares on the date of distribution is taxable as long or short-term capital gain or loss depending upon the length of time the shares are held after the date of distribution.

SECURITIES REGISTRATION

     There is no present intention to register the shares covered by the Plan under the Securities Act of 1933 (the "1933 Act"). Without registration, all sales of Stock acquired under the Plan will require compliance with an exemption under the 1933 Act. Certain recipients could comply with Rule 144 for such an exemption, which provides, among other things, for a two-year holding period from the date of receipt of the Stock bonus.

PLAN BENEFITS

IN GENERAL

     The size of future bonus awards, if any, to executive officers under the Plan is not determinable as of the date of this Proxy Statement because of the discretionary nature of such grants and the requirement that the Performance Goals be achieved.

AWARDS MADE UNDER THE PLAN FOR THE FISCAL YEAR JUST ENDED

     On July 3, 1995, the Committee granted its first awards under the Plan. Included in this amount were awards to the following named executive officers as set forth below:

                                                                         VALUE OF STOCK ON
                                                       NO. OF SHARES*      JUNE 30, 1995      TAX OFFSET BONUS
                                                       --------------    -----------------    -----------------
F. A. Krehbiel.......................................       6,534          $  202,546.25        $  150,323.00
J. H. Krehbiel, Jr. .................................       5,646          $  175,033.75        $  129,902.00
G. Tokuyama..........................................       7,724          $  239,436.25        $  177,699.00
W. W. Fichtner.......................................           0          $        0.00        $        0.00
J. J. King...........................................       4,451          $  137,988.75        $  102,409.00
All Executive Officers as a group (12 persons).......      47,259          $1,465,021.25        $1,153,426.00

-------------------------
* Adjusted to reflect a 25% stock dividend paid September 15, 1995 to stockholders of record as of August 25, 1995.

VOTE NECESSARY TO ADOPT RESTATEMENT

     Adoption of the Restatement will require the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote and present in person or by proxy, voting as a class and of the Class B Common Stock entitled to vote and present in person or by proxy, voting as a class. Directors and officers of Molex, who control approximately 46% of the outstanding Stock entitled to vote, intend to vote for this proposal. If the majority of Common Stockholders entitled to vote fail to approve the Restatement, the Plan will continue in accordance with its current terms which would mean awards could still be made under the Plan but may not be fully deductible by Molex in its federal income tax return.

     YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL. The enclosed Proxy will be voted for the proposal unless a contrary specification is made.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following Summary Compensation Table sets forth information on compensation awarded to, earned by, or paid to F. A. Krehbiel, Chief Executive Officer of Molex, and the four other most highly compensated executive officers of Molex (collectively, the "Executives") for the fiscal years ended June 30, 1993, 1994 and 1995 for services in all capacities to Molex and its subsidiaries.

                                                                                             LONG-TERM
                                                                                          COMPENSATION(D)
                                                          ANNUAL COMPENSATION                 AWARDS
                                                 --------------------------------------   ---------------
                                       FISCAL                            OTHER ANNUAL       OPTIONS(E)         ALL OTHER
   NAME AND PRINCIPAL POSITION(A)       YEAR      SALARY     BONUS(B)   COMPENSATION(C)    (NO. SHARES)     COMPENSATION(F)
-------------------------------------  ------    --------    --------   ---------------   ---------------   ---------------
F. A. Krehbiel.......................   1995     $403,006    $562,013             *             3,438          $ 186,657
Chairman and                            1994     $377,668     $90,000             *             4,531          $ 113,584
Chief Executive Officer                 1993     $350,444     $50,000             *             5,273          $  67,571

J. H. Krehbiel, Jr...................   1995     $346,970    $487,770             *             3,438          $ 122,660
President                               1994     $322,100     $70,000        $43,670            4,531          $  63,100
                                        1993     $303,850     $70,000        $46,249            5,273          $  62,273

G. Tokuyama..........................   1995     $478,869    $534,905             *             7,813          $ 125,125
Vice President; President,              1994     $410,232     $56,202             *             6,250          $  98,246
Molex Far East-North Operations;        1993     $347,050     $52,060             *             7,813          $  76,348
President, Molex-Japan Co., Ltd.

W. W. Fichtner.......................   1995     $380,916    $436,417             *                 0          $  18,445
Vice President and President,           1994     $316,711     $52,258             *                 0          $  16,925
Molex Europe Operations                 1993     $332,591     $19,953        $84,664                0          $  15,580

J. J. King...........................   1995     $273,330    $386,579             *             4,688          $  33,535
Vice President --                       1994     $242,804     $72,104             *            46,875(g)       $  25,568
International Operations                1993     $226,282     $27,989             *             7,813          $  26,516

----------------------------
(a) The positions set forth in this Table are the principal positions held in Molex or its subsidiaries for which compensation has been paid.

(b) Includes cash merit bonus, the fair market value of the shares awarded under the 1990 Molex Incorporated Executive Stock Bonus Plan and the tax offset bonus awarded under the Stock Bonus Plan.

(c) This column includes the dollar amount of the following three categories: perquisites and other personal benefits, securities or property but only to the extent that the aggregate sum for an Executive is at least a threshold amount equal to the lesser of $50,000 or 10 percent of the total of annual salary and bonus. An "*" appears in the column if the amount for an Executive in a given fiscal year is less than the threshold. For each Executive meeting the threshold for a fiscal year, those specific items that exceed 25 percent of the total reported amount in this column are set forth below.

    For Fiscal Year 1994:
       J. H. Krehbiel, Jr........Value of personal use of company car -- $17,579
    For Fiscal Year 1993:
       J. H. Krehbiel, Jr. ......Value of personal use of company car -- $17,579
       W. W. Fichtner............Value of personal use of company car -- $22,250

(d) Molex does not have any restricted stock awards or long-term incentive plan payouts. The only type of long-term compensation is in the form of stock options granted pursuant to The 1991 Molex Incorporated Incentive Stock Option Plan.

(e) The number of shares granted are under The 1991 Molex Incorporated Incentive Stock Option Plan. All figures have been adjusted to reflect any stock dividends.

(f) Includes the following amounts with respect to Fiscal Years 1995, 1994 and 1993, respectively:
   (i) Amounts accrued pursuant to matters discussed in Section entitled "INDIVIDUAL ARRANGEMENTS INVOLVING FUTURE COMPENSATION": F. A. Krehbiel -- $36,875, $35,416 and $33,975; J. H. Krehbiel, Jr. -- $42,991, $41,167
        and $39,387; G. Tokuyama -- $27,322, $26,526 and $24,561.
   (ii) Amounts contributed by Molex or any of its subsidiaries pursuant to defined contribution retirement plans: F. A. Krehbiel -- $0, $21,933 and $22,886; J. H. Krehbiel, Jr. -- $0, $21,933 and $22,886; G.
         Tokuyama -- $75,000, $67,362 and $48,875; W. W. Fichtner -- $14,265,
         $13,050 and $12,115; J. J. King -- $0, $21,933 and $22,886.
   (iii) The value of any insurance premiums paid by Molex or any of its subsidiaries with respect to any term life insurance (or the residual cash value for which coverage is paid) and, if the Executive will receive an interest in the cash surrender value, the value of the remainder of the premiums paid: F. A. Krehbiel -- $3,150, $56,235 and $10,710; G. Tokuyama -- $3,442, $4,358 and $3,912; W. W. Fichtner --
         $4,180, $3,875 and $3,465; J. J. King -- $4,145, $3,635 and $3,630.
   (iv) Matching contributions paid by the Company pursuant to The Molex Incorporated 401(k) Savings Plan (for Fiscal Year 1995 only): F. A. Krehbiel -- $1,500; J. H. Krehbiel, Jr. -- $1,500; J. J. King -- $2,469.
   (v) Company contributions to The Molex Incorporated Supplemental Executive Retirement Plan (for Fiscal Year 1995 only): F. A. Krehbiel -- $95,132;
        J. H. Krehbiel, Jr. -- $78,169; J. J. King -- $26,921.

(g) Includes a grant of a long-term stock option to acquire 39,063 shares of Common Stock.

AGGREGATED OPTION EXERCISES IN FISCAL YEAR 1995 AND YEAR-END OPTION VALUES

     The following table sets forth certain information for the Executives concerning the stock options exercised during the fiscal year ended and the unexercised stock options as of the end of the fiscal year just ended. The amounts in the table have been adjusted to reflect the 25% stock dividend paid on September 15, 1995 to stockholders of record as of August 25, 1995.


                                                                                       AT JUNE 30, 1995
                                                                 ------------------------------------------------------------
                                  NUMBER OF                         NUMBER OF UNEXERCISED            VALUE OF UNEXERCISED
                               SHARES ACQUIRED                            OPTIONS(A)               IN-THE-MONEY OPTIONS(C)
                                    UPON             VALUE       ----------------------------    ----------------------------
            NAME                 EXERCISE(A)      REALIZED(B)    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
----------------------------   ---------------    -----------    -----------    -------------    -----------    -------------
F. A. Krehbiel..............        10,156         $ 151,938        18,366          11,086        $ 319,255       $  82,864
J. H. Krehbiel, Jr..........         9,765         $ 195,363         8,601          11,086        $ 103,564       $  75,505
G. Tokuyama.................             0         $       0        15,281          18,850        $ 241,826       $ 189,438
W. W. Fichtner..............             0         $       0         7,470               0        $ 157,004       $       0
J. J. King..................             0         $       0        22,409          55,715(d)     $ 391,906       $ 568,956(d)


----------------------------
(a) Includes both shares of Common Stock and Class A Common Stock.
(b) The difference between the aggregate fair market value of the shares acquired on the date of exercise and the aggregate option exercise price for such shares.

(c) The difference between the aggregate fair market value of the shares for which options were unexercised as of June 30, 1995 (based on a value on that date of $31.00/share for Common Stock and $29.20/share for Class A Common Stock) less the aggregate option exercise price for such shares.


(d) Includes long-term stock option to acquire 39,063 shares of Common Stock.


OPTION GRANTS IN FISCAL YEAR 1995

     The following table sets forth information for the Executives concerning option grants for the fiscal year just ended. The amounts in the table have been adjusted to reflect the 25% stock dividend paid on September 15, 1995 to stockholders of record as of August 25, 1995.


                                                                                             POTENTIAL REALIZABLE
                                                   INDIVIDUAL GRANTS                                 VALUE
                              -----------------------------------------------------------      AT ASSUMED ANNUAL
                                                 PERCENTAGE OF                                  RATES OF STOCK
                                                 TOTAL OPTIONS                                PRICE APPRECIATION
                                  OPTIONS          GRANTED TO      EXERCISE                   FOR OPTION TERM(C)
                                  GRANTED         EMPLOYEES IN      PRICE      EXPIRATION    ---------------------
           NAME               (NO. SHARES)(A)    FISCAL 1995(B)     ($/SH)        DATE         5%           10%
---------------------------   ---------------    --------------    --------    ----------    -------      --------
F. A. Krehbiel.............        3,438              0.40%         $30.62       10-21-99    $16,870      $ 48,856
J. H. Krehbiel, Jr.........        3,438              0.40%         $30.62       10-21-99    $16,870      $ 48,856
G. Tokuyama................        7,813              0.91%         $25.88       07-16-99    $55,861      $123,437
W. W. Fichtner.............            0                --              --             --         --            --
J. J. King.................        4,688              0.55%         $25.88       07-16-99    $33,516      $ 74,062


----------------------------
(a) All options were granted pursuant to The 1991 Molex Incorporated Incentive Stock Option Plan and relate to the right to acquire Common Stock for an exercise price equal to the fair market value of the Common Stock on the grant date. Because F. A. Krehbiel and J. H. Krehbiel, Jr. each owned at least 10% of the voting power of the Common Stock, their exercise price is equal to 110% of the fair market value of the Common Stock on the grant date. Options generally may not be exercised for one year after the grant date. Each year after the grant 25% of the shares subject to option become exercisable either by delivery of cash or stock of Molex. The options expire after 5 years.

(b) Total options granted to employees (854,200 shares) includes options granted to all employees under all of the stock option plans for the stated period.

(c) Based on a compounded annual increase of the stated percentage of the market price on the date of grant over the term of the option (five years). The amount in the column represents the difference between the aggregate increased value and the aggregate option exercise price.

INDIVIDUAL ARRANGEMENTS INVOLVING FUTURE COMPENSATION

     J. H. Krehbiel, Jr., President of Molex, and F. A. Krehbiel, Chairman and Chief Executive Officer of Molex, each has an agreement with Molex pursuant to which Molex has agreed that if he dies while employed by Molex, it will pay his wife, if she survives him, a given amount per year for the remainder of her life. The annual amount will be automatically adjusted every January 1 to reflect an increase (or decrease) in the Consumer Price Index for the preceding calendar year at the rate of said increase or decrease. As of January 1 of this year, the annual amount is $139,460. Each agreement terminates in the event that employment with Molex terminates for any reason other than death.


     G. Tokuyama, a Vice President of Molex, has an agreement with Molex-Japan Co., Ltd. ("Molex-Japan"), a subsidiary of Molex International, Inc., pursuant to which it is agreed that if he dies while employed by Molex-Japan, it will pay his wife, if she survives him, 17,500,000 Yen (approximately $180,000) per year for the remainder of her life not to exceed five years. The agreement terminates in the event that employment terminates for any reason other than death.



     W. W. Fichtner, Vice President of Molex, has entered into an agreement with Molex dated December 11, 1991 (the "Agreement") whereby he has acquired a 10% share (the "Share") of the quotas (or equity) in Molex GmbH, a German subsidiary of Molex, in consideration of DM2,072,222 (the "Principal"). Molex has loaned Fichtner the Principal at 5% interest per annum. Principal and interest are due June 30, 1996. The loan is secured by the Share.


     Molex has the right to purchase Fichtner's Share at any time upon any one of the following events: termination of Fichtner's employment with Molex; Fichtner's death, disablement or retirement; or foreclosure of the Share as security for any loan. The price at which Molex may purchase Fichtner's Share is calculated as set forth below.

     Until June 30, 1996, the amount which Fichtner may receive for his Share is the amount paid by Fichtner for the Share plus any interest actually paid. For the period July 1, 1996 to June 30, 2002 the amount which Fichtner may receive as the purchase price for the Share is based on the increase in book value of Molex GmbH. Specifically, Fichtner is entitled to receive a percent (the "Multiplier") times the increase in book value, plus the Principal, plus any interest paid for the loan. The Multiplier starts at 0% and increases to 100% as the time the Share is held by Fichtner increases. After June 30, 2002, the price per quota is equal to eight times the average net after-tax profit of Molex GmbH for the three previous full fiscal years, divided by the number of shares or quotas of Molex GmbH.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     Molex's Compensation Committee of the Board of Directors (the "Committee") approves compensation for the executive officers (the "Executive Officers") of Molex, including the Chief Executive Officer ("CEO"). The guiding principles governing the philosophies behind the compensation of Executive Officers are as follows:

        - Provide compensation that is competitive for an individual's performance and level of responsibility.

        - Reward performance that exceeds industry norms.

        - Retain the management talent needed to achieve Molex's business objectives, particularly to improve its position within the connector industry.

        - Align management actions with shareholder interests in order to focus on the long-term success of Molex.

     There are three general components of executive compensation which are used to achieve the principles set forth above. They are base salary, merit bonus and stock plans. Molex seeks to have the overall executive compensation be approximately that of the industry average. When compared to industry norms, Executive Officers' base salaries are higher than average while their merit bonuses and grants under the stock plans described herein are below average.

     F. A. Krehbiel, Molex's CEO, is evaluated and his compensation administered in the same general fashion as the other Executive Officers.

ANNUAL BASE SALARY

     The performance of all Executive Officers is reviewed annually and any salary increases are based upon the competitive base salary range described below and the individual's performance during the previous year. While there is no specific weight given to a particular factor in determining salary increases, individual performance is the principal factor. Generally, the Committee recommends base salaries in the second highest quartile paid by manufacturing/electronics companies of comparable size. This data is based on a survey conducted by outside consultants for positions similar to those held by the Executive Officers. The companies surveyed for compensation purposes are not the same as those in the Peer Group in the section entitled "Stockholder Return Performance Presentation" included in this proxy statement, as Molex's most direct competitors for executive talent are not necessarily all of the companies that would be included in a peer group established to compare stockholder returns.

     For the next fiscal year, F. A. Krehbiel's annual base salary was increased 8.0% to $437,504 effective September 1, 1995. With respect to setting F. A. Krehbiel's base salary, the Committee took into account his leadership and direct contributions, which resulted in the Company's strong financial performance for the fiscal year ended June 30, 1995 compared to the industry.

MERIT BONUS

     The merit bonus is a short-term incentive calculated as a percentage of base salary according to a plan that covers all Executive Officers, including the CEO. The merit bonus percentage for each Executive Officer is based on two financial components and one discretionary non-financial component. The goals on which these components are based are established by the Executive Committee and approved by the Board of Directors at the beginning of each fiscal year.

     The financial performance components of the merit bonus are a net sales goal and a profitability goal expressed as a percent of net sales. Each of the two financial components can be further divided with respect to a particular officer. For example, in addition to worldwide Company financial performance, an individual may also have one or more additional goals for specific business regions or divisions for which the individual is responsible.

     If more than 85% of the net sales goal or more than 90% of the profit goal is achieved, then the individual is entitled to a merit bonus. The merit bonus percentage for each financial component increases to a maximum amount when 120% of each financial goal is achieved. The maximum bonus percentage that can be paid to any Executive Officer is in a range from 20% to 60% of base salary depending upon the position and responsibilities of the individual.

     In addition to net sales and profitability goals, each Executive Officer has certain non-financial goals. The achievement of or progress toward achieving these non-financial goals can increase an individual's merit bonus up to an additional 12% of base salary. The non-financial goals vary from individual to individual depending upon the particular area of responsibility.

     F. A. Krehbiel's bonus was determined by comparing Molex's financial results to the financial goals described above and by progress toward non-financial goals in key functions including engineering, marketing, quality and manufacturing operations. Both the net sales goal and the profitability goal were achieved. Mr. Krehbiel was awarded a merit bonus of $200,000 which was 49.4% of his base salary for the fiscal year just ended.

STOCK PLANS

     Molex has two stock-based equity plans in which an Executive Officer may participate, The 1991 Molex Incorporated Incentive Stock Option Plan (the "1991 Plan") and The 1990 Molex Incorporated Executive Stock

Bonus Plan (the "1990 Plan"). These two stock plans provide long-term incentives to Executive Officers and encourage long-term growth of the Company.

  THE 1991 MOLEX INCORPORATED INCENTIVE STOCK OPTION PLAN

     Each Executive Officer who is also a Director automatically receives an annual grant of options to acquire the number of shares of Common Stock equal to the largest multiple of 100 whose fair market value on the date of grant does not exceed $100,000. During last fiscal year, F. A. Krehbiel and J. H. Krehbiel, Jr. each received automatic grants of options to acquire 3,438 shares of Common Stock under the 1991 Plan.

     The number of options granted to an Executive Officer who is not a member of the Board of Directors is at the discretion of the Committee based on the same criteria used to determine the merit bonuses, except that a longer time frame (i.e., more than three years) is used. Using these long-term performance criteria provides a strong link between management interests and those of the Company's shareholders. The Committee considers previous grants when determining stock option grants for a given year.

  THE 1990 MOLEX INCORPORATED EXECUTIVE STOCK BONUS PLAN

     The 1990 Plan provides for the award of a stock bonus at the end of a fiscal year during which Molex's financial performance has been exemplary. The Committee, which also administers the 1990 Plan, may, in its sole discretion, award a stock bonus to eligible persons subject to the financial goal limitations set forth below.

     No shares can be awarded for a given fiscal year if (a) the increase in Molex's net sales revenue did not either equal at least 15% or exceed two times the worldwide connector market growth or (b) the effect of an award would be to lower Molex's net profit (after taxes) as a percent of sales below 10%. In a given year, an eligible person can receive a maximum amount of stock whose fair market value on June 30 is equal to: 25% of the person's base salary if the increase in Molex's sales exceeded either 15% or two times the worldwide connector market growth but was less than 20%; or 50% of the person's base salary if Molex's sales increased 20% or more.

     The Committee may award a cash bonus to offset taxes, thereby encouraging the recipient to hold the stock awarded. The stock and tax offset bonuses are distributed in four equal annual installments commencing on the June 30 ending the fiscal year for which the bonus has been awarded or as soon thereafter as practicable. If an individual who is awarded a bonus has not yet received his completed distribution and voluntarily leaves Molex before retirement, the balance due him is subject to forfeiture.

     For the fiscal year just ended, Molex achieved a 24.2% sales growth and a 10.4% net profit as a percent of sales. Accordingly, the Committee awarded any stock bonuses for the fiscal year just ended. The awards under the 1990 Plan are set forth in "ITEM 3: PROPOSAL TO APPROVE AN AMENDMENT AND RESTATEMENT OF THE 1990 MOLEX INCORPORATED EXECUTIVE STOCK BONUS PLAN."

EFFECT OF SECTION 162(M)

     Molex will continue to analyze its executive compensation practices and plans on an ongoing basis with respect to Section 162(m) of the Internal Revenue Code. Where it deems advisable, Molex will take appropriate action to maintain the tax deductibility of its executive compensation.

     Robert H. Hayes, Chairman
     Robert J. Potter
     Masahisa Naitoh

INDEBTEDNESS OF MANAGEMENT

     F. A. Krehbiel, Chairman, Chief Executive Officer and Director, received compensation advances from time to time during the last fiscal year with interest payable at the floating six month federal interest rate. The range of interest charged during the period from July 1, 1994 to August 31, 1995 was 6.06%-7.90%. The largest aggregate amount of such advances outstanding at any time during such period was $575,468. As of August 31, 1995, the aggregate advance to F. A. Krehbiel was $575,468.


     R. C. Wieser, Vice President, received a $350,000 interest free relocation loan as an inducement to take his present position. The loan is payable when Mr. Wieser's current residence is sold. As of August 31, 1995, the entire amount of the loan was outstanding.

     M. P. Slark, Vice President, obtained a credit arrangement from Molex whereby he can receive up to a $400,000 interest free relocation loan as an inducement to accept a new position. When his present residence is sold, a portion of the loan will become payable. The balance of the loan will be forgiven in equal installments over the next five years ending June 30, 1998 should he remain in the employment of Molex. The largest aggregate amount outstanding under this credit arrangement during the period from July 1, 1994 to August 31, 1995 was $120,000. As of August 31, 1995, $90,000 was outstanding.

     G. Tokuyama, Vice President, received an interest free demand loan in the aggregate amount of $94,121.10 in order to exercise stock options. The largest aggregate amount of loans outstanding at any time from July 1, 1994 to August 31, 1995, was $94,121.10. As of August 31, 1995, $0 was outstanding.


     W. W. Fichtner, Vice President, had a loan balance of $341,893 at 8% interest per annum in order to exercise various stock options. The largest aggregate amount of loans outstanding at any time from July 1, 1994 to August 31, 1995 was $341,893. As of August 31, 1995, $284,128 was outstanding.



     K. M. Regas, Vice President, obtained compensation advances totaling an aggregate principal amount of $60,000 with interest payable at the six month federal interest rate. The loan principal and any accrued interest is due on or before February 29, 1996. The range of interest charged during the period from July 1, 1994 to August 31, 1995 was 6.06%-7.90%. The largest aggregate amount of such advances outstanding (including unpaid interest charges) at any time during such period was $67,369. As of August 31, 1995, the aggregate advance to K. M. Regas was $67,369.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Compensation Committee are Robert H. Hayes, Robert J. Potter and Masahisa Naitoh. All of the Committee members are outside directors having no other relationships, business or otherwise, with Molex.

STOCKHOLDER RETURN PERFORMANCE PRESENTATION

     The graph set forth below provides comparisons of the yearly percentage change in the cumulative total shareholder return on Molex's Common (and Class A Common) Stock with the cumulative total return of Standard & Poor's MidCap 400 Stock Index and a Peer Group Index for the five fiscal years ended June 30, 1995.

              COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN (A)
           (MOLEX INCORPORATED, PEER GROUP AND S&P MIDCAP 400 INDEX)

      MEASUREMENT PERIOD         MOLEX INCOR-     PEER GROUP      S&P MIDCAP
    (FISCAL YEAR COVERED)         PORATED (B)         (C)           400 (D)
1990                                       100             100             100
1991                                       120             111             113
1992                                       135             115             134
1993                                       165             163             164
1994                                       209             213             164
1995                                       263             407             201

-------------------------
(a) Assumes $100 invested on June 30, 1990 in Molex Common Stock, the S&P MidCap 400 Index and the Peer Group Index defined below in footnote (c) and reinvestment of all dividends.
(b) On June 30, 1990 the only publicly-traded equity security of Molex was Common Stock. Effective July 25, 1990, a 100% stock dividend of Class A Common Stock was paid to holders of Common Stock. For periods in which both Common Stock and Class A Common Stock were outstanding, performance data is based on a weighted average of the return of each class.
(c) The Peer Group is comprised of all the companies in the S&P MidCap 400 classified in the following Industry Groups: "Electronic Components & Other Equipment" and "Electronic Components & Accessories" (13 companies excluding Molex) and all the "electronic connector" companies which are independently traded on the New York Stock Exchange or listed by NASDAQ (6 companies excluding Molex). The S&P MidCap 400 companies are: Altera Corporation; Analog Devices, Inc.; Anthem Electronics, Inc.; Avnet, Inc.; Cirrus Logic, Inc.; Cypress Semiconductor Corporation; Linear Technology Corporation; LSI Logic Corporation; Magnetek, Inc.; Micron Technology,
    Inc.; Teradyne, Inc.; Varian Associates, Inc; and Xilinx, Inc. The connector companies are: Amphenol Corporation; AMP Incorporated; Augat
    Inc.; Methode Electronics Inc.; Robinson Nugent Inc.; and Thomas & Betts Corporation.
(d) Cumulative returns calculated from the S&P MidCap Total Return Index, maintained by Standard & Poor's Corporation. Molex is one of the companies comprising the S&P MidCap 400.

                             STOCKHOLDER PROPOSALS

     In order to be considered for inclusion in next year's proxy material, any stockholder proposal to be presented at Molex's 1996 Annual Stockholders' Meeting must be submitted to the Corporate Secretary, Molex Incorporated, 2222 Wellington Court, Lisle, Illinois 60532 on or before May 21, 1996. Molex's by-laws provide that stockholder nominations for persons for election to Molex's board of directors and proposals for business to be considered at an annual stockholders meeting must satisfy certain conditions including generally submitting notice to Molex not more than 90 days or less than 60 days prior to the anniversary of the preceding year's annual meeting of stockholders.

                     RELATIONSHIP WITH INDEPENDENT AUDITORS

     Molex has selected Deloitte & Touche LLP as its principal independent auditors for the current fiscal year. Deloitte & Touche LLP has served in that capacity since December, 1986.

     A representative of Deloitte & Touche LLP is expected to be present at the upcoming Annual Meeting of Stockholders and will be offered the opportunity to make a statement if desired and will be available to respond to appropriate questions. Molex has been advised by Deloitte & Touche LLP that no member of the firm has any financial interest, either direct or indirect, in Molex or any of its subsidiaries, during the time period that it has served in the capacity as independent auditor of Molex, and that it has no connection with Molex or any of its subsidiaries in any capacity other than as public accountants.

                               OTHER INFORMATION

     No business other than that herein specifically mentioned is intended to be presented by management at the Annual Meeting of Stockholders. Management knows of no other business which may be properly presented by others. If, however, any other business properly comes up for action at the meeting, the proxy holders will vote with respect thereto in their discretion.

                                          By Order of the Board of Directors of
                                                   MOLEX INCORPORATED

                                                          [SIG]

                                                  Frederick A. Krehbiel

Dated at Lisle, Illinois
September 18, 1995

                                   APPENDIX A

             THE 1990 MOLEX INCORPORATED EXECUTIVE STOCK BONUS PLAN
                 (As amended April 15, 1994 and July 29, 1995)

               ARTICLE I--GENERAL INFORMATION REGARDING THE PLAN

     1.1 TITLE--The title of the stock bonus plan which is described herein is "The 1990 Molex Incorporated Executive Stock Bonus Plan" (the "PLAN").

     1.2 ISSUER--The issuer of the stock which is the subject of the Plan is Molex Incorporated, a Delaware corporation, having its principal place of business at 2222 Wellington Court, Lisle, Illinois 60532 (the "COMPANY"). The Company's phone number is (708) 969-4550.

     1.3 GENERAL PURPOSES OF THE PLAN--The Company desires to establish the Plan to provide executive officers with an opportunity to acquire Molex Incorporated Common Stock with a view toward rewarding those executive officers for past services and providing an incentive to remain in the employ of the Company. In particular, the Company recognizes that the salaries paid to its executive officers may not be commensurate with their abilities, efforts and services performed for the Company, especially in years wherein the Company's financial performance is exemplary. Accordingly, it is the judgment of the Company that additional compensation may be due these eligible employees for a particular fiscal year ending June 30 wherein certain growth and profit objectives have been achieved.

     1.4 DURATION--The Plan shall commence with the Company's fiscal year ending June 30, 1991 and extend to and include the fiscal year ending June 30, 2000.

     1.5 ELIGIBLE EMPLOYEES--A person shall be eligible to receive a stock bonus award for a given fiscal year if he or she:

          a. was a full-time salaried employee of the Company or any of its subsidiaries during the entire fiscal year; and

          b. is an executive officer of the Company.

     1.6 SECURITIES TO BE OFFERED--The shares reserved for award under the Plan shall initially consist of NINE HUNDRED SEVENTY SIX THOUSAND FIVE HUNDRED SIXTY TWO AND ONE-HALF (976,562.5) shares of Molex Incorporated Common Stock, $.05 par value (the "STOCK") and may be increased, by action of the Board of Directors, to any amount not to exceed ONE MILLION NINE HUNDRED FIFTY THREE THOUSAND ONE HUNDRED TWENTY FIVE (1,953,125) shares at any time during the term of the Plan. The Stock shall be issued from either authorized but unissued shares or Treasury Stock as the Board of Directors, in its judgment, deems advisable. Upon the receipt of a stock certificate under the Plan, an employee shall have all the rights normally associated with stock ownership including the right to vote and receive dividends.

     1.7 SECURITIES REGULATION AND RESTRICTIONS ON RESALE--The Company shall not be obligated to issue any shares under any bonus granted hereunder unless and until the bonus shares are effectively registered or exempt from registration under the Securities Act of 1933 and from any other federal or state law governing the distribution and issuance of such shares or any securities exchange regulation to which the Company might be subject. In the event the Stock is not effectively registered, but can be issued by virtue of an exemption, the Company may issue shares of Stock to an employee if the employee represents that he is acquiring such shares received under the Plan as an investment and not with the view to, or for sale in connection with, the distribution of any such shares. Certificates for shares of Stock thus issued may bear an appropriate legend reciting such representation.

                     ARTICLE II--ADMINISTRATION OF THE PLAN

     2.1 THE COMMITTEE--The Plan shall be administered by a Committee appointed by the Board of Directors of the Company. The Committee shall be comprised of at least a number of persons necessary to satisfy the requirements of Section 162(m) of the Internal Revenue Code and Rule 16b-3 of the Securities Exchange Act of 1934 as in effect from time to time. Each member of the Committee shall qualify as an outside director for purposes of Section 162(m) and a disinterested person for purposes of Rule 16b-3. No compensation shall be paid the Committee members under the Plan. However, the Board of Directors shall have the power and authority to provide for compensation if any person appointed to the Committee is not an employee of the Company.

     2.2 ACTION BY THE COMMITTEE--A majority of the members of the Committee shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decisions or determination reduced to writing and signed by a majority of the members shall be fully as effective as if it had been made by a majority vote at a meeting.

     2.3 POWERS OF THE COMMITTEE--In addition to the awarding of bonuses as set forth in PARAGRAPHS 3.1 and 4.1 hereof, the Committee, subject to the express provisions of the Plan, shall have complete authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, and to make all other determinations necessary or advisable for the administration of the Plan.

                         ARTICLE III--STOCK BONUS AWARD

     3.1 AWARDING THE STOCK BONUS--Subject to the limitations of ARTICLE V hereof, the Committee has the complete authority, in its sole discretion, within ninety (90) days of the beginning of each fiscal year and while the outcome of the goals of paragraphs 5.1 and 5.2 (the "Performance Goals") is substantially uncertain, to determine the eligible employees to whom a stock bonus shall be awarded should the Performance Goals be achieved and the number of shares comprising each such bonus. The Committee may, in its sole discretion, eliminate or reduce the number of shares of Stock to be awarded to any given eligible employee after the Performance Goals were satisfied. In making such determinations, the Committee may take into account the nature of the services rendered by the respective employee, his present and potential contribution to the Company's success, and such other facts as the Committee in its discretion, shall deem relevant. Prior to making a Stock award for a given fiscal year, the Committee shall certify that the Performance Goals were satisfied.

     3.2 CONSIDERATION--Inasmuch as Stock awarded pursuant to this Plan is a bonus, no monetary consideration shall pass from an employee to the Company.

     3.3 ADJUSTMENT OF THE NUMBER OF SHARES--The number of shares of Stock subject to any bonus award under the Plan but not yet distributed and the number of shares reserved for issuance pursuant to the Plan, but, not yet covered by a bonus, shall be adjusted to reflect any stock dividend, stock split or any other capital stock change. Any other adjustments shall be equitably made by the Committee in its sole discretion. No adjustment shall require the Company to award a fractional share.

                          ARTICLE IV--TAX OFFSET BONUS

     4.1 AWARDING THE TAX OFFSET CASH BONUS--Subject to the limitations of
ARTICLE V and PARAGRAPH 4.2 hereof, the Committee has the complete authority, in its sole discretion, within ninety (90) days of the beginning of each fiscal year and while the outcome of the Performance Goals is substantially uncertain, to set the amount of a tax offset cash bonus to a recipient of a stock bonus award. The Committee may, in its sole discretion, eliminate or reduce the amount of the cash bonus to be awarded to any given eligible employee after the Performance Goals have been satisfied. It is the intention of this cash bonus to encourage the recipient to hold any stock awarded hereunder and not sell or liquidate the stock for the purpose of paying taxes. In determining the amount of said cash bonus, the

Committee may take into account the recipient's tax and financial situation, applicable tax rates and such other factors as the Committee deems relevant.

     4.2 LIMITATIONS ON THE AMOUNT OF THE CASH BONUS--The cash bonus shall be an amount fixed by the Committee at the time specified in paragraph 4.1 and cannot exceed an amount equal to one hundred percent (100%) of the aggregate fair market value of the Stock as of the date of award.

                  ARTICLE V--PERFORMANCE GOALS AND LIMITATIONS

     5.1 GROWTH--No shares under this Plan may be awarded for any given fiscal year if the Company's consolidated net sales revenue for such fiscal year did not exceed either

          --the previous fiscal year's net sales revenue by FIFTEEN PERCENT (15%) as reported by the Company in its audited financial statements; or

          --TWO (2) times the worldwide growth of the general connector market as reported by an independent source selected by the Committee within ninety (90) days after the beginning of such fiscal year.

     5.2 PROFITABILITY--The value of the aggregate number of shares (determined based on the closing price of said Stock on the last trading day of the fiscal year for which the award is made as reported by the Wall Street Journal) and tax offset bonuses awarded under the Plan in any given fiscal year cannot exceed an amount that would result in the Company's net profits (after taxes) falling below TEN PERCENT (10%) of the net sales revenue for that particular fiscal year as reported by the Company in its audited financial statements.

     5.3 INDIVIDUAL SHARE LIMIT--No single employee may be awarded for any given fiscal year a number of shares of Stock wherein the aggregate value based on the closing price of said stock on June 30 of such fiscal year (or the last trading day of the fiscal year) as reported by the Wall Street Journal is greater than

          a. FIFTY PERCENT (50%) of the individual employee's base salary for that particular fiscal year if the sales growth was TWENTY PERCENT (20%) or greater, or

          b. TWENTY FIVE PERCENT (25%) of the individual employee's base salary for that particular fiscal year if the sales growth was at least FIFTEEN PERCENT (15%) or TWO (2) times the worldwide growth of the general connector market but less than TWENTY PERCENT (20%).

     5.4 INDIVIDUAL DOLLAR LIMIT--Notwithstanding PARAGRAPHS 4.2 and 5.3, no single employee shall be awarded for any given fiscal year a number of shares of Stock whose aggregate value based on the closing price of the Stock on the last trading day of the fiscal year as reported by the Wall Street Journal plus the cash bonus exceeds ONE MILLION DOLLARS ($1,000,000).

                     ARTICLE VI--DISTRIBUTION OF THE BONUS

     6.1 WHEN PAYABLE--Any bonus award (stock and cash, if any) under the Plan for a given fiscal year shall be distributed to the employee in four equal annual installments. The first 25% shall be payable on the June 30 ending the fiscal year for which the bonus has been awarded or as soon thereafter as practicable. The remaining three installments shall be payable within thirty
(30) days of the next three succeeding June 30ths.

     6.2 ELIGIBILITY FOR DISTRIBUTION--In order to be eligible to receive a bonus installment, the employee must be employed by the Company or any of its subsidiaries on the June 30 on which the installment is payable. If the employee is not so employed on the June 30 on which the installment is payable, that installment shall be forfeited.

     6.3 ACCELERATED DISTRIBUTIONS--Notwithstanding PARAGRAPH 6.2, an employee shall be entitled to receive distribution of all of the remaining bonus installments within thirty (30) days after death, disablement, retirement after age 65, or termination of employment due to a Change in Control of the Company (as defined below).

          A "Change in Control of the Company" shall be deemed to have occurred if:

             (a) any individual, entity or group other than the Company, any member of the Krehbiel Family (as such term is defined in the Company's Certificate of Incorporation), any trustee or other fiduciary holding securities under an employee benefit plan of the Company or a company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities; or

             (b) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent at least 80% of the voting securities of the surviving entity immediately after such merger or consolidation; or

             (c) the stockholders of the Company approve a plan of complete liquidation of the Company or the Company disposes of or agrees to sell or dispose of all or substantially all the Company's assets.

                     ARTICLE VII--ADOPTION AND MODIFICATION

     7.1 ADOPTION--After the Board of Directors approves the Plan or any amendment thereto which requires stockholder approval in accordance with paragraph 7.2, the Plan (or amendment) shall be approved by a majority of the stockholders entitled to vote at the next regular Annual Stockholders' Meeting.

     7.2 MODIFICATIONS--The Board of Directors of the Company may amend or modify any part of the Plan without stockholder approval except for the amount of shares reserved for the Plan set forth in PARAGRAPH 1.6 and the performance goals and award limitations set forth in ARTICLE V and PARAGRAPH 4.2.

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
   MOLEX                                         PROXY
INCORPORATED                     2222 WELLINGTON CT., LISLE, ILLINOIS 60532
                 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

     The undersigned hereby appoints John H. Krehbiel, Jr. and Frederick A. Krehbiel as Proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote as designated below all the shares of voting stock of Molex Incorporated held of record by the undersigned on August 25, 1995 at the annual meeting of stock-
holders to be held on October 20, 1995 or any adjournment thereof.

     This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder(s).  If no direction is made, this proxy will be voted FOR the individuals listed as nominees in Proposal 1 and in favor of
Proposals 2 and 3.

(PLEASE MARK THIS PROXY AND SIGN AND DATE IT ON THE REVERSE SIDE HEREOF AND RETURN IT IN THE ENCLOSED ENVELOPE.)
                                                  (Continued on the reverse side)


                                                        MOLEX INCORPORATED
                               PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.

                           THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE LISTED PROPOSALS.
[                                                                                                               ]
1.  Election of Directors                                For All
    Frederick A. Krehbiel,              For   Withheld   Except nominees written below
    John H. Krehbiel, Jr.              /  /     /  /       /  /  ____________________________
    Fred L. Krehbiel,
    Lewis E. Platt,
    Robert J. Potter,
    Edgar D. Jannotta,
    Donald G. Lubin,
    Masahisa Naitoh,
    Michael J. Birck.

2.  Proposal to approve an             For   Withheld   Abstain   3. Proposal to approve an
    Amendment to the Certificate of   /  /     /  /       /  /       Amendment and Restatement    For   Against  Abstain
    Incorporation increasing the                                     of the 1990 Molex Incorpor-  /  /    /  /    /  /
    number of authorized shares of                                   ated Executive Stock Bonus
    Common Stock and Class A Common Stock.                           Plan.

                                                                  4. In their discretion, the Proxies
                                                                     are authorized to vote upon such
                                                                     other business as may  properly
                                                                     come before the meeting.

                                                                             Dated _____________________________, 1995
                                                                             _________________________________________
                                                                             _________________________________________
                                                                                    Signature of Stockholder(s)
                                                                             Please sign name exactly as imprinted (do
                                                                             no print).
                                                                             Please indicate any change in
                                                                             address.

                                                                             When shares are held by joint tenants,
                                                                             both should sign.  When signing as an
                                                                             attorney, as executor, administrator,
                                                                             trustee or guardian, please give full
                                                                             title as such.  If a corporation, please
                                                                             sign in full corporate name by President
                                                                             or other authorized officer.  If a
PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY.                               partnership, please sign in partnership
                                                                             name by authorized person.
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